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                                                                      Exhibit 21
                                                                      ----------

                          SUBSIDIARIES OF REGISTRANT*
                          ---------------------------

                                                      STATE OR
                                                   JURISDICTION OF                   PERCENT OF
                 NAME**                            INCORPORATION                     OWNERSHIP
                 ----                              -------------                     ---------
Rubbermaid Commercial Products Inc.                Delaware                             100%
The Little Tikes Company                           Ohio                                 100%
Rubbermaid Canada Inc.                             Ontario, Canada                      100%
Rubbermaid Office Products Inc.                    Delaware                             100%
Rubbermaid Specialty Products Inc.                 Delaware                             100%


* All of the listed subsidiaries are included in Registrant's consolidated financial statements.

**   All subsidiaries conduct their businesses under the names shown.
